-------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT

                                     among

                             TOIC ACQUISITION, LLC

                                 ("Purchaser"),

                        THE OFFICIAL INFORMATION COMPANY

                                 ("Guarantor"),

                       INTERNATIONAL TRAVEL SERVICE, INC.

                                   ("Seller")

                                      and

                           WILLIAM A. PATTERSON JR.,
                               STEPHEN T. MARTIN
                                      and
                                EDWARD A. HARRIS

                       (collectively, the "Shareholders")


                           Dated as of March 25, 1999


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        PAGE
||

ARTICLE I           DEFINITIONS............................................1
         1.1        Definitions............................................1
         1.2        Interpretation.........................................8

ARTICLE II          SALE AND PURCHASE OF ASSETS;
                    ASSUMPTION OF ASSUMED OBLIGATIONS......................9
         2.1        Purchased Assets.......................................9
         2.2        Assignment of Contracts................................9
         2.3        Assumed Obligations...................................10

ARTICLE III         PURCHASE PRICE AND PAYMENT............................10
         3.1        Payment of Purchase Price.............................10
         3.2        Adjustments to Purchase Price.........................10
         3.3        Allocation of Consideration...........................12

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF SELLER..............12
         4.1        Due Incorporation.....................................12
         4.2        Due Authorization.....................................12
         4.3        Consents and Approvals; No Conflicts..................13
         4.4        Business Information..................................14
         4.5        No Material Adverse Effects or Changes................14
         4.6        Title to Properties...................................15
         4.7        Real Property.........................................15
         4.8        Equipment; Personal Property..........................16
         4.9        Contracts.............................................16
         4.10       Employee Benefit Plans................................17
         4.11       Employment and Labor Matters..........................18
         4.12       No Material Defaults or Violations....................18
         4.13       Litigation............................................18
         4.14       Brokers...............................................19
         4.15       Taxes.................................................19
         4.16       Environmental Matters.................................19
         4.17       Intellectual Property.................................19
         4.18       Computer Matters......................................20
         4.19       Proper Business Practices.............................20
         4.20       Relations with Customers..............................20

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS........21
         5.1        Due Authorization.....................................21
         5.2        Consents and Approvals................................21

ARTICLE VI          REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
                    GUARANTOR.............................................22
         6.1        Due Incorporation; Ownership..........................22
         6.2        Due Authorization.....................................22
         6.3        Consents and Approvals; No Conflicts..................23

         6.4        Litigation............................................23
         6.5        Financing.............................................23
         6.6        Due Diligence.........................................24
         6.7        Brokers...............................................24

ARTICLE VII         COVENANTS OF SELLER...................................24
         7.1        Implementing Agreement................................24
         7.2        Consents and Approvals................................24
         7.3        Preservation of Business..............................25
         7.4        Access to Information and Facilities..................27
         7.5        Confidentiality.......................................27
         7.6        Tax Matters...........................................27
         7.7        Information and Records...............................28

ARTICLE VIII        COVENANTS OF PURCHASER................................28
         8.1        Implementing Agreement................................28
         8.2        Consents and Approvals................................28
         8.3        Confidentiality.......................................28
         8.4        Post-Closing Access...................................29
         8.5        Communications........................................30
         8.6        Airline Reporting Corporation.........................30

ARTICLE IX          CONDITIONS PRECEDENT
                    TO OBLIGATIONS OF PURCHASER...........................30
         9.1        Warranties True as of Both Present Date and
                    Closing Date..........................................30
         9.2        Compliance with Agreements and Covenants..............31
         9.3        Certificate...........................................31
         9.4        Hart-Scott-Rodino.....................................31
         9.5        Consents and Approvals................................31
         9.6        Legal Actions or Proceedings..........................31
         9.7        No Material Adverse Change............................32
         9.8        Employment Agreements and Consulting Agreement........32
         9.9        Documents.  ..........................................32
         9.10       Investment by Martin and Harris.......................32

ARTICLE X           CONDITIONS PRECEDENT TO
                    OBLIGATIONS OF SELLER AND SHAREHOLDERS................32
         10.1       Warranties True as of Both Present Date and
                    Closing Date..........................................33
         10.2       Compliance with Agreements and Covenants..............33
         10.3       Certificate...........................................33
         10.4       Hart-Scott-Rodino.....................................33
         10.5       Consents and Approvals................................33
         10.6       Legal Actions or Proceedings..........................33
         10.7       Employment Agreements and Consulting Agreement........34
         10.8       Documents.  ..........................................34
         10.9       LLC Agreement.........................................34

ARTICLE XI          EMPLOYEES AND BENEFIT PLANS...........................34
         11.1       Employees.............................................34
         11.2       Liabilities Under Benefit Plans.......................35

ARTICLE XII         CLOSING...............................................36
         12.1       Closing...............................................36
         12.2       Deliveries by Seller..................................37
         12.3       Deliveries by Purchaser...............................38

ARTICLE XIII        TERMINATION...........................................38
         13.1       Termination...........................................38
         13.2       Effect of Termination.................................39

ARTICLE XIV         INDEMNIFICATION.......................................39
         14.1       Survival..............................................39
         14.2       Indemnification by Seller and Shareholders............39
         14.3       Indemnification by Purchaser..........................40
         14.4       Limitations on Indemnification........................41
         14.5       Claims................................................42
         14.6       Notice of Third Party Claims; Assumption of
                    Defense...............................................42
         14.7       Settlement or Compromise..............................42
         14.8       Knowledge.............................................43
         14.9       Exclusive Remedy......................................43
         14.10      Effect on Purchase Price of Indemnity Payments........43

ARTICLE XV          NONCOMPETITION AGREEMENT..............................43
         15.1       Noncompetition; Seller and Patterson..................43
         15.2       Noncompetition; Martin................................44
         15.3       Noncompetition; Harris................................45
         15.4       Enforcement...........................................45
         15.5       Specific Performance..................................45

ARTICLE XVI         MISCELLANEOUS.........................................46
         16.1       Expenses..............................................46
         16.2       Amendment.............................................46
         16.3       Notices...............................................46
         16.4       Payments in Dollars...................................48
         16.5       Waivers...............................................48
         16.6       Assignment............................................48
         16.7       No Third Party Beneficiaries..........................48
         16.8       Publicity.............................................48
         16.9       Further Assurances....................................49
         16.10      Severability..........................................49
         16.11      Entire Understanding..................................49
         16.12      Applicable Law........................................49
         16.13      Choice of Forum.......................................49
         16.14      Waiver of Jury Trial..................................50
         16.15      Counterparts..........................................50
         16.16      Remittances...........................................50
         16.17      Bulk Sales............................................50
         16.18      Schedules.............................................50
         16.19      Disclaimer of Warranties..............................51

ARTICLE XVII        GUARANTY..............................................51
         17.1       Guaranty..............................................51

||
EXHIBITS

Exhibit A           Form of Assignment and Assumption Agreement
Exhibit B           Form Employment Agreement with Stephen T. Martin
Exhibit C           Form of Employment Agreement with Edward A. Harris
Exhibit D           Form of Consulting Agreement with William A.
                    Patterson Jr.
Exhibit E           Form of Bill of Sale
Exhibit F           Form of Opinion of Mayer, Brown & Platt
Exhibit G           Form of Opinion of Brian Meyer
Exhibit H           Form of LLC Operating Agreement of Gallaxy
                    Information Services, LLC


SCHEDULES

Schedule 1.1(k)     Business Financial Information
Schedule 1.2             Knowledge
Schedule 2.1(a)     Equipment
Schedule 2.1(f)     Listed Assets
Schedule 2.2             Non-assigned Contracts
Schedule 2.2(a)     Real Property Leases
Schedule 2.2(b)     Personal Property Leases
Schedule 2.2(c)     Customer Contracts
Schedule 2.2(d)     Other Contracts
Schedule 3.3             Allocation of Consideration
Schedule 4.3             Seller's Consents
Schedule 4.5             Material Adverse Effects or Changes
Schedule 4.6             Title to Properties
Schedule 4.7             Real Property
Schedule 4.10       Employee Benefit Plans
Schedule 4.11       Employment and Labor Matters
Schedule 4.12       Material Defaults or Violations
Schedule 4.13       Litigation
Schedule 4.17       Intellectual Property
Schedule 4.18       Software
Schedule 4.20       Relations with Customers
Schedule 6.3             Purchaser's Consents
Schedule 6.7             Brokers
Schedule 7.3             Preservation of the Business
Schedule 11.1       Employees

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT is made as of the 25th day of March, 1999, by and between TOIC ACQUISITION, LLC, a Delaware limited liability company ("Purchaser"), THE OFFICIAL INFORMATION COMPANY, a Delaware corporation ("Guarantor"), INTERNATIONAL TRAVEL SERVICE, INC., an Illinois corporation ("Seller"), and WILLIAM A. PATTERSON JR. ("Patterson"), STEPHEN T. MARTIN ("Martin") and EDWARD A. HARRIS ("Harris" and, together with Patterson and Martin, the "Shareholders"). Certain capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of the Purchased Assets (as hereinafter defined), and Purchaser desires to assume from Seller and Seller desires to assign to Purchaser all of the Assumed Obligations (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

         WHEREAS, the Shareholders will derive benefits from the sale of the Purchased Assets; and

         WHEREAS, the Guarantor will derive benefits from the purchase of the Purchased Assets by Purchaser.

         NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         I.1 Definitions.
             ------------

             (a) "Accounting Firm" shall have the meaning provided in Section 3.2(c).

             (b) "Accounts Receivable" shall mean all accounts receivable, trade receivables, notes receivable, future receivables and other receivables, which are payable as a result of goods sold or services provided (or which will be sold or provided), or goods or services billed, by Seller prior to the Closing.

             (c) "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. A Person shall be deemed to "own" another Person if it owns more than 50% of the capital stock or other equity interest of such other Person.

             (d) "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

             (e) "Assets" shall mean the Purchased Assets and the Leased
Assets.

             (f) "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement between Purchaser and Seller to be dated the Closing Date, in the form attached hereto as Exhibit A.

             (g) "Assumed Obligations" shall have the meaning provided in
Section 2.3.

             (h) "Benefit Plans" shall have the meaning provided in Section
4.10.

             (i) "Business" shall mean the housing reservation and travel management business conducted by Seller on the date of this Agreement.

             (j) "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Chicago, Illinois generally are closed for business.

             (k) "Business Financial Information" shall mean Seller's (i) audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998 and (ii) Seller's unaudited balance sheet as of February 28, 1999 and the related statement of income for the two months ended February 28, 1999, which are set forth on
Schedule 1.1(k).

             (l) "Cash" shall mean all cash, certificates of deposits, bank deposits, marketable securities and other cash equivalents, together with all accrued but unpaid interest thereon.

             (m) "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article XII.

             (n) "Closing Date" shall mean the date on which the Closing occurs.

             (o) "Closing Escrow Agent" shall mean the bank or trust company mutually agreeable to Purchaser and Seller, who shall not have an established relationship with either Purchaser or Seller, to hold the escrow pursuant to the Closing Escrow Agreement.

             (p) "Closing Escrow Agreement" shall have the meaning provided in
Section 12.1(b).

             (q) "Closing Statement" shall have the meaning provided in Section 3.2(b).

             (r) "Closing Working Capital" shall have the meaning provided in
Section 3.2(a).

             (s) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

             (t) "Consent-Pending Contract" shall have the meaning provided in
Section 7.2.

             (u) "Consulting Agreement" shall mean the consulting agreement, substantially in the form of Exhibit D, to be entered into between Purchaser and Patterson on or before the Closing Date.

             (v) "Contract" shall mean any contract, agreement, lease, indenture, mortgage, note, bond or other similar binding commitment.

             (w) "Customer Contracts" shall have the meaning provided in
Section 2.2(c).

             (x) "Customer Deposits" shall mean all deposits of customers of the Business delivered to and not yet applied by Seller as of the Closing Date pursuant to any Customer Contracts included in the Purchased Contracts.

             (y) "December 31 Working Capital" shall have the meaning provided in Section 3.2(a).

             (z) "Employees" shall have the meaning provided in Section
11.1(a).

             (aa) "Equipment" shall have the meaning provided in Section
2.1(a).

             (bb) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             (cc) "Foreign Governmental Authority" shall mean the government of any foreign country, or any political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over Seller or any of the Purchased Assets.

             (dd) "Foreign Law" shall mean any law (including common law), statute, rule, regulation or ordinance enacted, promulgated or imposed by any Foreign Governmental Authority.

             (ee) "401(k) Plan" shall have the meaning provided in Section
11.2.

             (ff) "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied with prior periods. Purchaser acknowledges that Seller's accounting policies, as previously disclosed by Seller to Purchaser, are in accordance with GAAP.

             (gg) "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             (hh) "Guarantor" shall have the meaning provided in the preamble.

             (ii) "Harris Employment Agreement" shall mean the employment agreement, substantially in the form of Exhibit C, to be entered into between Purchaser and Harris on or before the Closing Date.

             (jj) "Hired Employee" shall have the meaning provided in Section 11.1(b).

             (kk) "Holdback Amount" shall mean the amount of $1.0 million, to be held by the Indemnity Escrow Agent, in an interest bearing account for a period of one year from the Closing Date, to be applied against the indemnification obligations, if any, of the parties pursuant to Article XIV hereof.

             (ll) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

             (mm) "Indemnified Person" shall mean the Person or Persons entitled to, or asserting entitlement to, indemnification or reimbursement under Article XIV.

             (nn) "Indemnifying Person" shall mean the Person or Persons obligated to, or who is alleged to be obligated to, provide indemnification or reimbursement under Article XIV.

             (oo) "Indemnity Escrow" shall mean the escrow under the Indemnity Escrow Agreement.

             (pp) "Indemnity Escrow Agent" shall mean the bank or trust company mutually agreeable to Purchaser and Seller, who shall not have an established relationship with either Purchaser or Seller, to hold the Indemnity Escrow and to enter into the Indemnity Escrow Agreement.

             (qq) "Indemnity Escrow Agreement" shall mean the escrow agreement among Seller, Purchaser and the Indemnity Escrow Agent, to be dated on or before the Closing Date, in a form reasonably acceptable to Seller, Purchaser and the Indemnity Escrow Agent.

             (rr) "Information and Records" shall have the meaning provided in
Section 2.1(c).

             (ss) "Intellectual Property" shall mean all United States and foreign patents (including continuations, continuations- in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets; computer data (including formulations and analyses), computer programs and software (in source code and object code form) and firmware and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intellectual property rights and assets.

             (tt) "Inventory" shall have the meaning provided in Section
2.1(b).

             (uu) "Law" shall mean any law (including common law), statute, rule, regulation or ordinance enacted, promulgated or imposed by any Governmental Authority.

             (vv) "Leased Assets" shall mean all assets leased to Seller pursuant to any of the Real Property Leases or Personal Property Leases.

             (ww) "Lien" shall mean any mortgage, deed of trust, lien (except for any lien for Taxes not yet due and payable), pledge, security interest, charge, option, right of refusal, easement, encroachment or other encumbrance.

             (xx) "LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of Gallaxy Information Services, LLC, substantially in the form of Exhibit H, to be entered into by TOIC Holdings, LLC, Martin and Harris on or before the Closing Date.

             (yy) "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages, penalties and expenses (including reasonable attorneys' fees and expenses but excluding lost profits and consequential damages).

             (zz) "Martin Employment Agreement" shall mean the employment agreement, substantially in the form of Exhibit B, to be entered into between Purchaser and Martin on or before the Closing Date.

             (aaa) "Material Adverse Change" shall mean a change in the business, operations, liabilities, financial condition or results of operations of the Business or the Assets that is material and adverse.

             (bbb) "Material Adverse Effect" shall mean an effect on the business, operations, liabilities, financial condition or results of operations of the Business or the Assets that is material and adverse.

             (ccc) "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association or other entity.

             (ddd) "Personal Property Leases" shall have the meaning provided in Section 2.2(b).

             (eee) "Pre-Closing Covenant Breach" shall have the meaning provided in Section 14.1.

             (fff) "Pro-Rata Share" shall have the meaning provided in Section 14.2.

             (ggg) "Purchase Price" shall have the meaning provided in Section 3.1.

             (hhh) "Purchased Assets" shall have the meaning provided in
Section 2.1.

             (iii) "Purchased Contracts" shall have the meaning provided in
Section 2.2.

             (jjj) "Purchaser" shall have the meaning provided in the preamble.

             (kkk) "Purchaser Benefit Plans" shall have the meaning provided in
Section 11.2.

             (lll) "Purchaser Consents" shall have the meaning provided in
Section 6.3(a).

             (mmm) "Purchaser Indemnified Party" shall have the meaning provided in Section 14.2.

             (nnn) "Real Property" shall have the meaning provided in Section 4.7(a).

             (ooo) "Real Property Leases" shall have the meaning provided in
Section 2.2(a).

             (ppp) "Related Agreement" shall mean any Contract that is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

             (qqq) "Retained Obligations" shall mean all liabilities and obligations of Seller and the Business arising prior to the Closing, other than the Assumed Obligations.

             (rrr) "Seller" shall have the meaning provided in the preamble.

             (sss) "Seller Consents" shall have the meaning provided in Section 4.3(a).

             (ttt) "Seller Indemnified Party" shall have the meaning provided in Section 14.3.

             (uuu) "Shareholders" shall have the meaning provided in the preamble.

             (vvv) "Tax Return" shall mean any report, return, declaration or other information filing required to be supplied to a Governmental Authority or a Foreign Governmental Authority in connection with any Taxes, including all exhibits, schedules and amendments thereto.

             (www) "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including, but not limited to, income, alternative or add-on minimum, gross receipts, net proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority or any Foreign Governmental

Authority, and such term shall include any interest, penalties or additions to tax attributable thereto, whether disputed or not.

         1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The use of the term "or" shall, unless the context explicitly contemplates otherwise, herein mean "and/or." Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to "Knowledge" of Purchaser or Seller, as the case may be, means the actual knowledge of any of the individuals set forth on Schedule 1.2 and references to "knowledge" of any other Person means the actual knowledge of such Person. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.

                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS;
                       ASSUMPTION OF ASSUMED OBLIGATIONS

         II.1 Purchased Assets. Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of Seller's title, right and interest in and to all of the Seller's assets, including the following:

              (a) Equipment. All equipment, machinery, fixed assets, furniture, tools, computers, printers, vehicles and other items of personal property (collectively, the "Equipment"), including the Equipment set forth on Schedule 2.1(a);

              (b) Inventory. All supplies, materials and other inventories (collectively, the "Inventory");

              (c) Information and Records. All books, records, files, databases, plans, price lists, sales records, customer lists, lists and files (collectively, the "Information and Records");

              (d) Cash and Accounts Receivable. Subject to Section 3.2, all Cash and Accounts Receivable;

              (e) Intellectual Property and Goodwill. All Intellectual Property and all customer relationships and related goodwill;

              (f) Listed Assets. All assets set forth on Schedule 2.1(f); and

              (g) Other Assets. All other tangible and intangible assets of Seller.

All of the foregoing assets described in this Section 2.1, together with the Purchased Contracts, are referred to herein collectively as the "Purchased Assets."

         II.2 Assignment of Contracts. Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall assign and transfer to Purchaser, and Purchaser shall take assignment of, all of Seller's title, right and interest in and to all of the Contracts to which Seller is a party (except those Contracts listed on Schedule 2.2), including the following:

              (a) Real Property Leases. The leases to or by Seller of real property set forth on Schedule 2.2(a) (collectively, the "Real Property Leases");

              (b) Personal Property Leases. All leases to or by Seller of personal property (collectively, the "Personal Property Leases"), including the Personal Property Leases set forth on Schedule 2.2(b);

              (c) Customer Contracts. All customer contracts for the provision by Seller of goods or services to customers (collectively, the "Customer Contracts"), including the Customer Contracts set forth on
         Schedule 2.2(c); and

              (d) Other Contracts. All other Contracts of Seller that are set forth on Schedule 2.2(d).

All of the foregoing are referred to herein collectively as the "Purchased Contracts."

         II.3 Assumed Obligations. At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge all of Seller's obligations (a) that are reflected in Seller's December 31, 1998 balance sheet, (b) incurred in the ordinary course of business since December 31, 1998 other than extraordinary undisclosed liabilities, (c) under the Purchased Contracts and the Benefit Plans to the extent related to periods after the Closing or as otherwise included in clause (a) or (b) above, and (d) all liabilities of the Business arising from the operation of the Business after the Closing (the "Assumed Obligations"). Buyer shall not and does not assume any liability or obligation of Seller other than the Assumed Obligations.


                                  ARTICLE III

                           PURCHASE PRICE AND PAYMENT

         III.1 Payment of Purchase Price. On the Closing Date, in consideration for the sale of the Purchased Assets by Seller, Purchaser shall (a) assume the Assumed Obligations and (b) pay a purchase price (the "Purchase Price") of $22,650,000. Purchaser shall pay $21,650,000 of the Purchase Price to Seller in immediately available funds by electronic transfer to such account or accounts as Seller shall specify to Purchaser in writing prior to the Closing Date. Purchaser shall deposit the Holdback Amount into the Indemnity Escrow at or prior to the Closing. The Purchase Price shall be subject to adjustment as provided in Section 3.2.

         III.2      Adjustments to Purchase Price.

              (a) If the amount of Closing Working Capital (as defined below) is greater than (i) the amount of current assets reflected on Seller's December 31, 1998 audited balance sheet minus (ii) the amount of total liabilities reflected on Seller's December 31, 1998 audited balance sheet (i.e., $2,546,538) (such difference, "December 31 Working Capital") then after the Closing in accordance with Sections 3.2(b) and 3.2(c), the Purchase Price will be increased by the amount of such excess and Purchaser shall pay the amount of such excess to Seller within two (2) Business Days after the Closing Statement becomes final and binding pursuant to Section 3.2(c). If the Closing Working Capital is less than the December 31 Working Capital, the Purchase Price will be decreased by the amount of such deficit and Seller and the Shareholders shall pay the amount of such shortfall to Purchaser within two (2) Business Days after the Closing Statement becomes final and binding pursuant to Section 3.2(c); provided that each Shareholder shall be required to pay only his Pro-Rata Share of such shortfall. "Closing Working Capital" means the (i) the amount of current assets reflected on the Closing Statement minus (ii) (A) the amount of total liabilities reflected on the Closing Statement plus (B) an accrual for a profit sharing contribution which as a percentage of Seller's net income through the Closing Date is equal to the percentage that Seller's 1998 profit sharing contribution represented of Seller's 1998 net income.

              (b) Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to Seller at Purchaser's expense a statement setting forth in reasonable detail the amount of all current assets and the amount of Closing Working Capital, as of the Closing Date (the "Closing Statement"), which shall be prepared by Purchaser in accordance with GAAP applied on a consistent basis and using the same accounting policies and procedures used to prepare Seller's audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998. Upon Seller's request, Purchaser shall make available to Seller the work papers and back-up material used by Purchaser in preparing the Closing Statement and such other documents as Seller may reasonably request in connection with its review of the Closing Statement.

              (c) Within thirty (30) days after Seller's receipt of the Closing Statement, Seller shall deliver to Purchaser a written statement describing its objections, if any, to the Closing Statement. If Seller does not raise any objections in a written statement within such thirty-day period, the Closing Statement shall thereupon become final and binding upon all parties. If Seller does raise objections in a written statement within such thirty-day period, and the parties cannot resolve such objections within ten (10) days after Purchaser's receipt of Seller's written statement of objections, any remaining disputes shall be resolved by a nationally recognized independent accounting firm mutually agreeable to Purchaser and Seller (the "Accounting Firm"). If the parties are unable to select a mutually agreeable accounting firm, Purchaser and Seller shall each select an independent accounting firm which firms shall select a third independent accounting firm which shall resolve the dispute. The Accounting Firm shall be instructed to resolve such disputes within thirty (30) days after its appointment. The resolution of disputes by the Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the Closing Statement, as modified by such resolution, shall become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be apportioned by the Accounting Firm based on the degree to which each party's claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if, pursuant to this Section 3.2(c), Seller submitted an objection affecting the Purchase Price in the amount of $100,000 and prevailed as to $45,000 of the amount, then Seller would bear 55% of the fees and expenses of the Accounting Firm.

         III.3 Allocation of Consideration. The Purchase Price for the Purchased Assets shall be allocated in accordance with Section 1060 of the Code among the Purchased Assets as set forth on Schedule 3.3. Following the Closing, Purchaser and Seller and their respective Affiliates in connection with their respective U.S. federal, state and local income Tax Returns and other filings (including Internal Revenue Service Form 8594) shall not take any position inconsistent with such allocation. Any adjustment to the Purchase Price shall be allocated as provided by Temp. Treas. Reg.
ss. 1.1060-1T(f).


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as of the date hereof as follows:

         IV.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased, operated and carried on.

         IV.2 Due Authorization. Seller has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly approved by Seller's board of directors and by the Shareholders and no other actions or proceedings on the part of Seller or any of the Shareholders are necessary to authorize the execution, delivery and performance by Seller of this Agreement or its Related Agreements or the consummation by Seller of the transactions contemplated hereby and thereby. Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes a legal, valid and binding obligation of Seller, and Seller's Related Agreements upon execution and delivery by Seller will constitute legal, valid and binding obligations of Seller, in each case, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         IV.3 Consents and Approvals; No Conflicts.

              (a) Except as set forth on Schedule 4.3 (the "Seller Consents"), no consent, authorization or approval of, or filing or registration with, any Governmental Authority (or, to the Knowledge of Seller, any Foreign Governmental Authority) or any other Person is necessary in connection with the execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby or thereby; and

              (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Seller of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (i) violate any Law or any judgment, order, decree or award applicable to or binding on Seller, the Purchased Assets or the Business; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination or acceleration right) under, permit cancellation of, result in the creation of any Lien upon any of the Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which Seller or any of its assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by any of the Purchased Assets; or (iv) violate or conflict with any provision of the articles of incorporation or bylaws of Seller.

         IV.4 Business Information. Seller has furnished Purchaser with true and complete copies of the Business Financial Information. The Business Financial Information has been prepared from the books and records of Seller. Seller's audited balance sheet as of December 31, 1998 and the related statement of income for the twelve months ended December 31, 1998 have been prepared in accordance with GAAP, applied on a basis consistent with preceding years and present fairly in all material respects the financial condition of Seller at the date indicated and the results of its operations for the period then ended. Seller's unaudited balance sheet as of February 28, 1999 and the related statement of income for the two months ended February 28, 1999 have been prepared from the books and records of the Seller, have been prepared in accordance with GAAP (except for the absence of footnote disclosure and subject to normal year end adjustments consistent with prior years) and present fairly in all material respects the financial condition of Seller at the date indicated and the results of its operations for the period then ended.

         IV.5 No Material Adverse Effects or Changes. Except as set forth on
Schedule 4.5, since December 31, 1998 until the date hereof, Seller has conducted the Business and maintained the Assets in all material respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 4.5, since December 31, 1998 until the date hereof, Seller has not with respect to the Business or the Assets:

              (a) suffered any Material Adverse Change;

              (b) suffered any material damage, destruction or loss to any of the Assets whether or not covered by insurance;

              (c) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets having an aggregate value in excess of $50,000, other than in the ordinary course of business and consistent with past practice;

              (d) declared, set aside or paid, directly or indirectly, any cash or noncash dividend or other cash or noncash distribution in respect of any of the securities of Seller except for (i) tax distributions and (ii) other distributions; provided that the aggregate amount of distributions under clauses (i) and (ii) shall not result in the Closing Working Capital being lower than the December 31 Working Capital;

              (e) written down the value of any assets of Seller or written off as uncollectible any accounts receivable except in the ordinary course of business, none of which individually or in the aggregate are material;

              (f) increased compensation payable or to become payable to any of the officers, directors or employees of Seller or any bonus payment or arrangement made with any such person, or any material change in personnel policies or benefits except in the ordinary course of business;

              (g) amended or terminated (other than in accordance with its terms) any Contract to which Seller is a party or licensee, except in the ordinary course of business;

              (h) waived any right of any material value;

              (i) committed to any labor organization which represents, or proposes to represent, Seller's employees;

              (j) received notice from any customer as to the customer's intention not to conduct business with Seller, the result of which loss or losses of business, individually or in the aggregate, has had or could reasonably be expected to be material;

              (k) changed its accounting principles; or

              (l) agreed to do any of the foregoing.

         IV.6 Title to Properties. Except as set forth on Schedule 4.6, Seller has good and valid title to the Purchased Assets, free and clear of any Lien. Except as set forth on Schedule 4.6 and subject to obtaining all Seller Consents, Seller has the full right to sell, convey, transfer, assign and deliver the Purchased Assets to Purchaser. Except as set forth in Schedule 4.6 and subject to obtaining all Seller Consents, at the Closing Seller shall convey to Purchaser good and valid title to all of the Purchased Assets, free and clear of any Lien.

         IV.7      Real Property.

              (a) Schedule 2.2(a) sets forth (i) a true, accurate and complete list of all leases of real property to which Seller is a party and which provide for the lease to or by Seller of any real property (all such real property leased to Seller, collectively, the "Real Property") and (ii) the street addresses of all of the Real Property. The Real Property constitutes all of Seller's real property and real property interests;

              (b) All of the Real Property Leases are in full force and effect, and are valid and enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity; and

              (c) Except as set forth on Schedule 4.7, Seller is not in breach of any provision of, and is not in default under the terms of, and no event has occurred which with or without notice or lapse of time or both would constitute such a default by Seller under the terms of, any Real Property Lease, and as of the date hereof no other party to any Real Property Lease is in breach of any provision of, or is in default under the terms of, and no event has occurred which with or without notice or lapse of time or both would constitute such a default by such other party under the terms of, any Real Property Lease.

         IV.8 Equipment; Personal Property. Schedule 2.1(a) includes a true, accurate and complete list as of December 31, 1998 of all of the Equipment having an original acquisition cost of $5,000 or more. Schedule 2.2(b) sets forth a true, complete and accurate list as of the date hereof of each Personal Property Lease that requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000.

         IV.9 Contracts. Schedules 2.2(a), 2.2(b), 2.2(c) and 2.2(d) set forth a true, accurate and complete list as of the date hereof of all Contracts of the following types to which Seller is a party and which relate primarily to the
Business:

              (a) any Customer Contract that requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000;

              (b) any Contract of any kind with any director, officer or employee of Seller, including any Contract of any kind with any Employee involving any post-termination commission, benefit or payment other than retirement benefits paid pursuant to a union, employee or employer sponsored benefit plan;

              (c) any Contract with a sales representative, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

              (d) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of Seller; and

              (e) any other Contract that requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000.
Seller has furnished Purchaser with true and complete copies of all written Contracts and summaries of all oral Contracts.

         IV.10 Employee Benefit Plans. (a) Schedule 4.10 sets forth a true, accurate and complete list as of the date hereof of all "employee welfare benefit plans" or "employee pension benefit plans" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements which do not constitute "employee benefit plans" (as defined in section 3(3) of ERISA), which Seller maintains, is or may become or in the past has been obligated (including obligations to make contributions or other payments) with respect to any present or former employees, officers, directors, agents, consultants, or similar persons providing services to or for Seller (collectively, the "Benefit Plans") in connection with such services. True, accurate and complete copies or descriptions of the Benefit Plans (including related trust agreements and the most recent Form 5500, IRS determination letters and summary plan descriptions to the extent applicable) have been supplied to Purchaser. None of the Benefit Plans are subject to Title IV of ERISA;

         (b) All Benefit Plans are and at all times have been in all material respects maintained, funded and administered in compliance with ERISA, the Code, the Age Discrimination in Employment Act of 1967, as amended, and other applicable laws and regulations. Neither Seller nor to the Knowledge of Seller any Benefit Plan fiduciary has engaged in any "prohibited transaction" as defined in Section 406 of ERISA or in Section 4975 of the Code, with respect to any Benefit Plan; and

         (c) Seller has (i) filed or caused to be filed all returns and reports on the Benefit Plans that it is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for Seller with respect to the Benefit Plans have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from Seller or from any other person with respect to the Benefit Plans that are or could reasonably be expected to become a lien or encumbrance on any Seller asset or otherwise adversely affect any of Seller's assets. Seller has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations with respect to the Benefit Plans, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due.
         IV.11 Employment and Labor Matters. Except as set forth on Schedule 4.11, since December 31, 1995 until the date hereof there has been no (i) unfair labor practice proceeding, labor grievance or labor arbitration or (ii) labor strike, slow-down, work stoppage or other material labor dispute, in any case actually pending or, to the Knowledge of Seller, threatened involving the Seller. Except as set forth on Schedule 4.11, on the date hereof none of the Employees is covered by any collective bargaining agreement.

         IV.12 No Material Defaults or Violations. Except as set forth on
Schedule 4.12:

              (a) Seller is not in breach of any provision of, nor is it in default under the terms of, any Purchased Contract, and to the Knowledge of Seller no other party to any Purchased Contract is in breach of any provision of, or is in default under the terms of, any Purchased Contract except for such breaches and defaults which are not likely to have a Material Adverse Effect; and

              (b) Seller and the Assets are in compliance in all material respects with all Laws (and, to the Knowledge of Seller, all Foreign
         Laws) applicable to the Business or the Assets. Seller holds all licenses from Governmental Authorities (and, to the Knowledge of Seller, all Foreign Governmental Authorities) necessary in connection with the Business and such licenses are in full force and effect.

         IV.13 Litigation.

              (a) Except as set forth on Schedule 4.13, there are no actions, suits, proceedings or other litigation pending or, to the Knowledge of Seller, threatened against or affecting Seller or any of its officers, directors, employees or stockholders in their capacity as such before any court or other Governmental Authority (or, to the Knowledge of Seller, any Foreign Governmental Authority) with respect to the Business. Except as set forth on Schedule 4.13, neither Seller nor any of the Purchased Assets is subject to any order, judgment, decree, injunction or consent order of or with any court or other Governmental Authority (or, to the Knowledge of Seller, any Foreign Governmental Authority); and

              (b) There are no claims, demands, actions, suits, mediations, arbitrations, proceedings, injunctions or other litigation pending or, to the Knowledge of Seller, threatened by or against Seller, with respect to this Agreement or any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

         IV.14 Brokers. Seller has not used any broker or finder in connection with the transactions contemplated hereby except for Nesbitt Burns Securities Inc., the fees and expenses of which will be paid by Seller. Neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

         IV.15 Taxes.

         (a) Seller has duly and timely filed all required Tax returns, reports and estimates for all periods for which any such returns, reports and estimates were due, and all amounts shown thereon to be due and payable have been paid in full except as may be contested in good faith. All of such returns, reports and estimates are true and complete in all material respects. Seller has withheld all Taxes required to be withheld under applicable law and regulations, and such withholdings have either been paid to the proper Governmental Authority or Foreign Governmental Authority, as the case may be, or set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Seller, as the case may be; and

         (b) There are, and after the date of this Agreement will be, no Tax deficiency (including penalties and interest) of any kind assessed against or relating to Seller with respect to any taxable periods ending on or before the Closing Date of a character that would result in a Lien upon any of the Purchased Assets (other than Liens for current Taxes not yet due and payable) or that would result in any claim against Purchaser.

         IV.16 Environmental Matters.

         To the Knowledge of Seller, there are no conditions existing currently which are reasonably likely to subject Seller to damages, penalties, injunctive relief or cleanup costs under any federal, state or local environmental laws, rules or regulations ("Environmental Laws") or which require or are likely to require cleanup, removal, remedial action or other response by Seller pursuant to Environmental Laws.

         IV.17 Intellectual Property.

         (a) Seller has received no claims or demands, and no proceedings are pending or, to the Knowledge of Seller, threatened by any third party, pertaining to or challenging Seller's right to use any of the Intellectual Property used by Seller in the Business;

         (b) To the Knowledge of Seller, Seller is not infringing upon or otherwise acting adversely to any trademark, trade name, patent or copyright owned by a third party;

         (c) There are no royalty agreements between Seller and any third party relating to any of the Intellectual Property used by Seller in the Business; and

         (d) The Intellectual Property listed and described on Schedule 4.17 constitutes all of the intangible and intellectual property used by Seller in connection with the Business and, to the Knowledge of Seller, constitutes all such property necessary in connection with owning and operating the Business.

         IV.18 Computer Matters.

         Schedule 4.18 sets forth a complete and accurate list of all software owned or licensed by Seller in connection with the Business and all related computer hardware used by Seller in connection with the Business. All of the material software programs owned by Seller and to the Knowledge of Seller, all other material software used by Seller and material software programs used by Seller's significant vendors, suppliers and banks, are year 2000 compliant such that attaining the year 2000 will not have a Material Adverse Effect.

         IV.19 Proper Business Practices.

         Neither Seller nor, to the Knowledge of Seller, its officers, managers, employees, agents and representatives have, to obtain or retain business for Seller, directly or indirectly, offered, paid or promised to pay, or authorized the payment of any money or thing of value, or any commission payment to (i) any person who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer, (ii) any political party or official thereof, (iii) any candidate for political or political party office, or (iv) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered to any such person or entity referred to in clause (i), (ii) or (iii) above. Each transaction of the Business is properly and accurately recorded on the books and records of Seller in all material aspects.

         IV.20     Relations with Customers.

         Except as disclosed on Schedule 4.20, to the Knowledge of Seller, (a) there is no fact, condition or event that would materially and adversely affect its relationship with any customer, and (b) no supplier, sponsor or exhibitor intends to terminate or materially reduce its relationship with the Business in the future or as a result of the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder, severally and not jointly, represents and warrants to Purchaser as of the date hereof as follows:

         V.1 Due Authorization. Such Shareholder has full power and authority to execute, deliver and perform this Agreement and his Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Shareholder of this Agreement and his Related Agreements and the consummation by such Shareholder of the transactions contemplated hereby and thereby have been duly and validly approved by such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution, delivery and performance by such Shareholder of this Agreement or his Related Agreements or the consummation by such Shareholder of the transactions contemplated hereby and thereby. Such Shareholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) his Related Agreements. This Agreement constitutes a legal, valid and binding obligation of such Shareholder, and such Shareholder's Related Agreements upon execution and delivery by such Shareholder will constitute legal, valid and binding obligations of such Shareholder, in each case, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         V.2 Consents and Approvals. No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by such Shareholder of this Agreement and his Related Agreements and the consummation by such Shareholder of the transactions contemplated hereby or thereby.

                                   ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR

         Each of Purchaser and Guarantor represents and warrants to Seller and the Shareholders as of the date hereof as follows:

         VI.1 Due Incorporation; Ownership. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on. As of the date hereof, Purchaser is, and as of the Closing Date, Purchaser will be, a wholly-owned subsidiary of Gallaxy Information Services, LLC. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased, operated and carried on.

         VI.2 Due Authorization. Each of Purchaser and Guarantor has full power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Purchaser and Guarantor of this Agreement and its Related Agreements and the consummation by each of Purchaser and Guarantor of the transactions contemplated hereby and thereby have been duly and validly approved by Purchaser's and Guarantor's, as the case may be, board of directors and no other actions or proceedings on the part of Purchaser or Guarantor are necessary to authorize the execution, delivery and performance by Purchaser or Guarantor of this Agreement or its Related Agreements or the consummation by Purchaser or Guarantor of the transactions contemplated hereby and thereby. Each of Purchaser and Guarantor has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes a legal, valid and binding obligation of each of Purchaser and Guarantor and Purchaser's and Guarantor's Related Agreements upon execution and delivery by Purchaser and Guarantor, as the case may be, will constitute legal, valid and binding obligations of Purchaser and Guarantor, respectively, in each case, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

         VI.3 Consents and Approvals; No Conflicts.

              (a) Except for the consents set forth on Schedule 6.3 (the "Purchaser Consents"), no consent, authorization or approval of, or filing or registration with, any Governmental Authority (or, to the Knowledge of Purchaser, any Foreign Governmental Authority) or any other Person is necessary in connection with the execution, delivery and performance by either Purchaser or Guarantor of this Agreement and their Related Agreements and the consummation by Purchaser and Guarantor of the transactions contemplated hereby or thereby; and

              (b) Except as set forth on Schedule 6.3, the execution, delivery and performance by Purchaser and Guarantor of this Agreement and their Related Agreements and the consummation by Purchaser and Guarantor of the transactions contemplated hereby and thereby do not and will not
         (i) violate any Law (or, to the Knowledge of Purchaser, any Foreign
         Law) or any judgment, order, decree or award applicable to or binding on Purchaser or Guarantor or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination or acceleration right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser or Guarantor under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser or Guarantor is a party or by which Purchaser or Guarantor or any of their respective assets are bound;
         (iii) permit the acceleration of the maturity of any indebtedness of Purchaser or Guarantor or indebtedness secured by any of its assets or properties; or (iv) violate or conflict with any provision of the articles of incorporation or bylaws or similar organizational instruments of Purchaser or Guarantor.

         VI.4 Litigation. As of the date hereof, there are no claims, demands, actions, suits, arbitrations, mediations, proceedings, injunctions or other litigation pending or, to the Knowledge of Purchaser, threatened by or against Purchaser, with respect to this Agreement or any of the Related Agreements or in connection with the transactions contemplated hereby or thereby.

         VI.5 Financing. Purchaser has internal resources or financing commitments from responsible financial institutions in connection with the acquisition of the Purchased Assets in an aggregate amount sufficient to consummate the transactions contemplated hereby and by the Related Agreements, and Purchaser has provided evidence of such resources or commitments to Seller.

         VI.6 Due Diligence. Purchaser is a sophisticated Person that was advised by knowledgeable counsel and other representatives in connection with this Agreement, and Purchaser and its representatives have been permitted access to the management, facilities and books and records of Seller for the purpose of conducting a due diligence review of the Business and has had the opportunity to discuss with such management the Business and such other matters relating thereto and the transactions contemplated hereby as Purchaser has elected in its sole discretion.

         VI.7 Brokers. Except as set forth on Schedule 6.7, neither Purchaser nor any of its Affiliates has used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any Affiliate of Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser or any of its Affiliates in connection with any of the transactions contemplated by this Agreement or the Related Agreements.


                                  ARTICLE VII

                              COVENANTS OF SELLER

         Seller agrees to perform each of the following covenants:

         VII.1 Implementing Agreement. Subject to the terms and conditions hereof, Seller shall take all commercially reasonable action required of it to fulfil its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         VII.2 Consents and Approvals. Seller shall cooperate with Purchaser in attempting to obtain such Seller Consents as Purchaser reasonably requests. Seller shall make, or cause to be made, all filings, notices, applications, statements and reports consistent with the terms of this Agreement and the Related Agreements to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Seller or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby. Seller shall cooperate with Purchaser in making all filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

              If Seller is unable to obtain a necessary consent from a third party to the assignment of a Contract to Purchaser by the Closing Date ("Consent-Pending Contract"), Seller shall so advise Purchaser and Purchaser shall receive the benefits of such Consent- Pending Contract on and after the Closing Date. Such ConsentPending Contracts will be treated as Purchased Contracts for purposes hereof, and Purchaser will be responsible for all of the obligations under such Contracts arising after the Closing Date. No Contract shall be assigned prior to receipt of the consent. If at any time, Purchaser is not able to receive substantially all of the material benefits under any Consent-Pending Contract, such Contract shall thereafter be treated as a Contract not to be assumed by Purchaser and Seller shall be responsible for the obligations thereunder. If at anytime after the Closing Date, any necessary third-party consent shall be received with respect to a Consent-Pending Contract, such Consent-Pending Contract shall be assigned to and assumed by Purchaser effective as of the date of such consent; provided, that if any such consent is received more than nine months after the Closing Date, Purchaser may, but is not obligated to, assume such Consent-Pending Contract.

         VII.3 Preservation of Business. Except as set forth on Schedule 7.3 or with the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

              (a) until the Closing, Seller shall (i) operate the Business, including maintaining the Assets, in the usual, regular and ordinary course and in a manner consistent with past practice and in compliance in all material respects with all Laws, (ii) use all commercially reasonable efforts to preserve the goodwill and advantageous relationships of the Business with customers and suppliers of the Business and (iii) notify Purchaser of (A) any event of which Seller has Knowledge and which would cause any of the representations or warranties of Seller contained herein to be inaccurate in any material respect or would reasonably be expected to have a Material Adverse Effect; (B) an event of loss with respect to any of the Purchased Assets in excess of $50,000; (C) any material violation by Seller or notice of any alleged violation of any Law; or (D) any notice of breach or default or termination of any Contract other than pursuant to its terms; provided that, except for Seller's liability as a result of an inaccurate representation or warranty under Section 14.2(a), Seller shall not have any liability or obligation to any Purchaser Indemnified Party for any breach of or failure by Seller to perform any covenant or obligation in this clause (iii); and

              (b) without limiting the generality of clause (a), until the Closing, Seller shall not with respect to the Business:

                           (i) sell, transfer, convey, assign or otherwise
                  dispose of any asset having a value in excess $10,000 or $50,000 in the aggregate, other than in the ordinary course of business and consistent with past practice,

                           (ii) authorize or make any capital improvements,
                  capital purchases or other capital expenditures that in the aggregate are in excess of $50,000,

                           (iii) terminate (except at the anticipated
                  expiration thereof) or make any material amendment to any of the Purchased Contracts, or reduce or waive any material payment or right thereunder, or agree to any material compromise or settlement with respect thereto,

                           (iv) terminate the employment or increase the
                  compensation of any Employee, other than in the ordinary course of business and consistent with past practice,

                           (v) enter into any Contract which (A) will be a
                  Purchased Contract and (B) has a term of more than twelve
                  (12) months, or

                           (vi) enter into any other Contract, which requires a
                  payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000 and which requires the performance of any material obligation by Purchaser after the Closing Date.

              (c) Without limiting the generality of clause (a), until the Closing, Seller shall:

                           (i) maintain Seller's assets in good working order,
                  ordinary wear and tear and casualty excepted and replace any asset that is worn out, broken, stolen or destroyed, which asset would have been replaced in the ordinary course of business;

                           (ii) maintain in full force and effect policies of
                  liability and casualty insurance of substantially the same type and coverage as currently carried;

                           (iii) not adopt or commit to adopt any Benefit Plan
                  other than those currently maintained;

                           (iv) not take any action inconsistent with
                  consummating the transactions contemplated by this Agreement including negotiating, soliciting or accepting any offer with any other party to purchase, directly or indirectly, all or a material portion of the assets or capital stock of Seller; and

                           (v) follow Seller's usual and customary policy with
                  respect to collecting accounts receivable.

         VII.4 Access to Information and Facilities. Prior to the Closing, Seller shall (a) give Purchaser and Purchaser's representatives access during normal business hours upon reasonable prior notice (but not less than one Business Day's notice unless agreed to by Seller) to all of the Purchased Contracts, the Real Property, the Equipment and the Information and Records,
(b) upon reasonable prior notice (but not less than one Business Day's notice unless agreed to by Seller) to Seller make the management employees of Seller available to Purchaser and its representatives as Purchaser and its representatives shall from time to time reasonably request and (c) furnish to Purchaser and its representatives any and all information concerning the Business that Purchaser or its representatives reasonably request. Notwithstanding the foregoing, Seller shall not be obligated to take any action that would unreasonably disrupt the normal course of the Business or to violate any Law or the terms of any Contract to which it is a party or to which any of the Assets is subject.

         VII.5 Confidentiality. After the Closing Date, Seller shall, and shall cause its Affiliates to, maintain in strict confidence all non-public or confidential information contained in the Information and Records in accordance with the procedures it uses to protect its own information of a similar nature and not disclose to any Person or use any such information; provided, that such restrictions shall not apply to (i) any information which becomes publicly available after the Closing Date through no fault of Seller or any of its Affiliates, (ii) any information which is developed independently by Seller or any of its Affiliates through Persons who have not had, either directly or indirectly, access to or knowledge of such information, (iii) any information which is legitimately received by Seller or any of its Affiliates from a third party (provided such third party is not known by Seller to be bound by an obligation of secrecy) or (iv) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Purchaser prior to making such disclosure and Seller cooperates with Purchaser as Purchaser may reasonably request to resist such disclosure; and provided further, that the restrictions in this Section 7.5 shall not apply to the use by Seller of the Information and Records in connection with matters described in Section 8.4.

         VII.6 Tax Matters. After the Closing, Seller shall make available to Purchaser such records related to the Business or the Purchased Assets as Purchaser may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Purchaser and such records as Purchaser may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form.

         7.7 Information and Records. At or after the Closing, Seller shall promptly transfer the Information and Records to Purchaser at Purchaser's request in the same form and format in which such Information and Records exist on the Closing Date. Seller shall have no obligation to provide the Information and Records to Purchaser in any different form or format.


                                  ARTICLE VIII

                             COVENANTS OF PURCHASER

         Purchaser agrees to perform each of the following covenants:

         VIII.1 Implementing Agreement. Subject to the terms and conditions hereof, Purchaser shall take all commercially reasonable action required of it to fulfil its obligations under the terms of this Agreement and shall use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         VIII.2 Consents and Approvals. Purchaser shall use all commercially reasonable efforts to obtain all Purchaser Consents. Purchaser shall make, or cause to be made, all filings, notices, applications, statements and reports consistent with the terms of this Agreement and the Related Agreements to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby. Purchaser shall cooperate with Seller in making all filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Seller or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and its Related Agreements and the transactions contemplated hereby and thereby.

         VIII.3      Confidentiality.

         (a) At all times prior to the Closing, Purchaser shall, and shall cause its Affiliates to, maintain in strict confidence all confidential information relating to Seller or any of its Affiliates not included in the Purchased Assets that was obtained by Purchaser or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby in accordance with the procedures it uses to protect its own information of a similar nature and not disclose to any Person (other than its employees, attorneys, accountants and advisors who need to know) or use any such information; provided, that such restrictions shall not apply to (i) any information which becomes publicly available after the date of disclosure by Seller to Purchaser through no fault of Purchaser or any of its Affiliates, (ii) any information which prior to disclosure by Seller to Purchaser was properly within the legitimate possession of Purchaser or any of its Affiliates, (iii) any information which is developed independently by Purchaser or any of its Affiliates through Persons who have not had, either directly or indirectly, access to or knowledge of such information, (iv) any information which is legitimately received by Purchaser or any of its Affiliates from a third party (provided such third party is not known by Purchaser to be bound by an obligation of secrecy) or (v) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Seller prior to making such disclosure and Purchaser cooperates with Seller as Seller may reasonably request to resist such disclosure.

         (b) At all times prior to the Closing, Purchaser shall, and shall cause its Affiliates to, maintain in strict confidence all computer data, software, firmware and other documentation that were obtained by Purchaser or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby in accordance with the procedures it uses to protect its own information of a similar nature and not disclose to any Person (other than its employees, attorneys, accountants and advisors who need to know) or use any such computer data, software, firmware, documentation or materials without the prior written consent of Seller or its licensors, as the case may be.

         (c) If this Agreement is terminated for any reason, upon the request of Seller, Purchaser shall promptly return any written materials it or any of its Affiliates has received from Seller or its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, together with any copies of such materials made by them, and shall promptly return or destroy all analyses, compilations, studies and other documents of or prepared by Purchaser or any of its Affiliates from such information (and confirm to Seller in writing that it has done so).

         (d) Purchaser shall use all commercially reasonable efforts to cause its representatives, employees, attorneys, accountants and advisors to whom information of the type referred to in this Section 8.3 is disclosed pursuant to this Section 8.3 or otherwise to comply with the provisions of this Section
8.3 and shall be responsible for any failure by any such Person to so comply.

         VIII.4 Post-Closing Access. After the Closing, Purchaser shall make available to Seller such records related to the Business or the Purchased Assets as Seller may reasonably require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Seller and such records as Seller may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form or for the investigation, prosecution or defense of any litigation, arbitration or other dispute. Purchaser shall retain all such records for a period of at least seven years. Purchaser shall notify Seller prior to the destruction of any such records and shall provide Seller with any such records that Seller desires to keep.

         VII.5 Communications. Prior to the Closing, except solely in connection with Purchaser's operation of its business in the ordinary course (which communication shall not refer to this Agreement or the transactions contemplated hereby), Purchaser shall not communicate with any of the customers of the Business without the prior written approval of Seller, which consent shall not be unreasonably withheld.

         VII.6 Airline Reporting Corporation. Purchaser shall obtain a letter of credit in favor of the Airline Reporting Corporation and shall cooperate with Seller in having Seller's letter of credit with the Airline Reporting Corporation terminated and released as promptly as practicable on or after the Closing Date. Purchaser agrees to indemnify Seller and the Shareholders for any draws against Seller's letter of credit with the Airline Reporting Corporation which either (a) relate to the operation of the Business after the Closing Date or (b) relate to the operation of the Business on or before the Closing Date and are in respect of liabilities that are Assumed Obligations.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT
                          TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under Articles II and III of this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

         IX.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein and in its Related Agreements shall have been true, accurate and correct in all material respects on and as of the date hereof or of the Related Agreement, respectively, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date; provided, that if one or more of such representations or warranties are not true, accurate and correct in all material respects on and as of any such date, the conditions precedent in this
Section 9.1 shall nevertheless be deemed satisfied unless the falsity, inaccuracy or incorrectness of such representations or warranties would reasonably be expected to have a Material Adverse Effect; provided, further, that, subject to Section 14.8, satisfaction of the conditions set forth in this
Section 9.1 shall not constitute a waiver of Purchaser's rights to indemnification pursuant to Article XIV resulting from any such breach.

         IX.2 Compliance with Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

         IX.3 Certificate. Seller shall have delivered a certificate to Purchaser, dated the Closing Date, representing and warranting as to compliance by Seller with Sections 9.1 and 9.2.

         9.4 Hart-Scott-Rodino. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or alter in any material respect the consummation of the transactions contemplated by this Agreement and the Related Agreements or to impose a materially adverse requirement on Purchaser in order to obtain approval under the HSR Act.

         IX.5 Consents and Approvals. Purchaser shall have received written evidence satisfactory to it that (a) all regulatory consents and approvals (other than under the HSR Act) required for the consummation of the transactions contemplated by this Agreement and the Related Agreements have been obtained and become final orders and no such consent or approval shall contain any condition, term or provision that is not acceptable to Purchaser in its reasonable determination, (b) all other Purchaser Consents have been obtained and (c) all other Seller Consents identified on Schedule 4.3 have been obtained; provided that the closing condition described in clause (c) shall be deemed to have been satisfied if the aggregate amount of estimated 1999 revenue with respect to Purchased Contracts for which a Seller Consent is not obtained is less than $500,000; provided further that, notwithstanding anything herein to the contrary, the closing condition described in clause (c) shall be deemed to have not been satisfied unless a Seller Consent is obtained related to item 9 on Schedule 2.2(c).

         IX.6 Legal Actions or Proceedings. No legal action or proceeding by any Governmental Authority or other Person shall have been instituted, and no change in any applicable Law or interpretation thereof by any Governmental Authority shall have occurred, which enjoins, restrains or prohibits, or has resulted in substantial damages in respect of, this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, or which imposes any material adverse obligation upon Purchaser or any of its Affiliates in connection with the operation of the Business by Purchaser after the Closing or in connection with the transfer of the Business or the Assets by Seller to Purchaser; and no legal action or proceeding by any Governmental Authority shall have been instituted that has a reasonable possibility of giving rise to any injunction, restraint or prohibition in respect of, or has a reasonable possibility of resulting in substantial damages in respect of, this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, or which has a reasonable possibility of imposing any material adverse obligation upon Purchaser or any of its Affiliates in connection with the operation of the Business by Purchaser after the Closing or in connection with the transfer of the Business or the Assets by Seller to Purchaser or otherwise materially and adversely affects the ability of Purchaser to operate the Business in a similar manner to the manner in which it is currently operated.

         IX.7 No Material Adverse Change. Since the date of this Agreement, no Material Adverse Change shall have occurred.

         IX.8 Employment Agreements and Consulting Agreement. At or prior to the Closing, Purchaser shall have received (a) the Martin Employment Agreement, duly executed by Martin, (b) the Harris Employment Agreement, duly executed by Harris and (c) the Consulting Agreement, duly executed by Patterson.

         IX.9 Documents. Purchaser shall have received all of the agreements, documents and items specified in Section 12.2.

         IX.10 Investment by Martin and Harris. At or prior to the Closing, each of Martin and Harris shall have invested $1,000,000 in an Affiliate of the Purchaser pursuant to the terms of the LLC Agreement.


                                   ARTICLE X

                            CONDITIONS PRECEDENT TO
                     OBLIGATIONS OF SELLER AND SHAREHOLDERS

         The obligations of Seller and the Shareholders under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

         X.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein and in its Related Agreements shall have been true, accurate and correct in all material respects on and as of the date hereof or of the Related Agreement, respectively, and shall also be true, accurate and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

         X.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

         X.3 Certificate. Purchaser shall have delivered a certificate to Seller, dated the Closing Date, representing and warranting as to compliance by Purchaser with Sections 10.1 and 10.2.

         X.4 Hart-Scott-Rodino. All waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or alter in any material respect the consummation of the transactions contemplated by this Agreement and the Related Agreements.

         X.5 Consents and Approvals. Seller shall have received written evidence satisfactory to it that (a) all regulatory consents and approvals (other than under the HSR Act) required for the consummation of the transactions contemplated by this Agreement and the Related Agreements have been obtained and become final orders and no such consent or approval shall contain any condition, term or provision not acceptable to Seller in its reasonable determination, (b)(i) all other Seller Consents identified on
Schedule 4.3 have been obtained or (ii) as to any such Seller Consent not obtained, Purchaser has agreed to close without such consent, waive liability for failure to obtain such consent and indemnify Seller for costs associated with such failure and (c) all other Purchaser Consents have been obtained.

         X.6 Legal Actions or Proceedings. No legal action or proceeding by any Governmental Authority or other Person shall have been instituted, and no change in any applicable Law or interpretation thereof by any Governmental Authority shall have occurred, which enjoins, restrains or prohibits, or has resulted in substantial damages in respect of, this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, or which imposes any material adverse obligation upon Seller or any of its Affiliates in connection with the transfer of the Business or the Assets by Seller to Purchaser; and no legal action or proceeding by any Governmental Authority shall have been instituted that has a reasonable possibility of giving rise to any injunction, restraint or prohibition in respect of, or has a reasonable possibility of resulting in substantial damages in respect of, this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, or which has a reasonable possibility of imposing any material adverse obligation upon Seller or any of its Affiliates in connection with the transfer of the Business or the Assets by Seller to Purchaser.

         X.7 Employment Agreements and Consulting Agreement. At or prior to the Closing, Seller and the Shareholders shall have received (a) The Martin Employment Agreement, (b) the Harris Employment Agreement and (c) the Consulting Agreement, each duly executed by Purchaser.

         X.8 Documents. Seller and the Shareholders shall have received all of the agreements, documents and items specified in Section 12.3.

         X.9 LLC Agreement. At or prior to the Closing, each of Martin and Harris shall have received the LLC Agreement, duly executed by Purchaser.


                                   ARTICLE XI

                          EMPLOYEES AND BENEFIT PLANS

         XI.1 Employees.

              (a) Schedule 11.1 sets forth a true, accurate and complete list of the names, the titles or job descriptions and the hourly rate schedule or annual compensation payable for the current fiscal year of each employee of Seller, including employees on unpaid leave pursuant to the Family and Medical Leave Act of 1993 and employees on long-term disability (the "Employees"). From time to time prior to the Closing, Seller shall promptly disclose in writing to Purchaser any changes to the information set forth on Schedule 11.1 and upon such notice, any individual added to such schedule shall be deemed an Employee, any individual deleted from the schedule shall not be deemed an Employee and any other information so disclosed shall be deemed added to
         Schedule 11.1.

              (b) Purchaser shall offer employment as of the Closing Date to all of the Employees, except for Patterson. The offer of employment, including, without limitation, wages, salaries and benefits, shall be upon substantially the same or better terms and conditions as those under which the Employees were employed by Seller. Purchaser agrees to continue employment for any Employee hired pursuant to this Section
         11.1 for a period of at least three months following the Closing Date; provided that Purchaser may terminate an Employee's employment for cause or performance reasons. Each Employee who accepts any offer of employment from Purchaser and who becomes an employee of Purchaser shall be referred to herein as a "Hired Employee." The employment by Seller of each Hired Employee shall be terminated no later than the Closing Date.

              (c) Prior to the Closing, Purchaser shall not and shall cause its Affiliates not to (i), except solely in the operation by Purchaser of its business in the ordinary course (which communication shall not refer to this Agreement or the transactions contemplated hereby), communicate with any of the Employees without the prior written approval of Seller, which consent shall not be unreasonably withheld or (ii) hire any Employee.

              (d) The Closing Statement shall reflect an accrual for all applicable wages, vacation pay, pay for other compensated absences and other remuneration earned or accrued by the Employees as of the close of business on the Closing Date. Seller shall be responsible for making and remitting all payroll deductions to the appropriate taxing authorities or trustees (such as any withheld Taxes and any pension or other employee benefit plan contributions) with respect to such wages, vacation pay, pay for other compensated absences and other remuneration.

              (e) Seller shall be responsible for the payment of all applicable severance payments, if any, due to any of the Employees (other than Hired Employees), arising on or prior to the Closing Date or arising as a result of the transactions contemplated hereby and for providing any appropriate Worker Adjustment and Retraining Notification Act notices as may be required in connection with the transactions contemplated hereby. Purchaser shall be responsible for the payment of all applicable severance payments, if any, due to any of the Hired Employees, including any such payments attributable to periods of service prior to the Closing Date.

         XI.2     Liabilities Under Benefit Plans.

              (a) Purchaser agrees to assume, as of the Closing Date, sponsorship of and liability for, all Benefit Plans to the extent such liabilities constitute Assumed Obligations, including liability for continuation coverage under section 4980B(f) of the Code arising with respect to events occurring before, on or after the Closing Date. Purchaser agrees to honor and to make required payments in accordance with all Benefit Plans to the extent such liabilities constitute Assumed Obligations, and further agrees that, for a period of six months immediately following the Closing Date, it shall provide that such employees and former employees may participate in plans of Purchaser which provide benefits that are substantially comparable to those provided to them under the Benefit Plans on the date of this Agreement ("Purchaser Benefit Plans"). Purchaser agrees that for periods after the Closing Date, it shall provide group health benefits sufficient to satisfy the obligations of Seller and its Affiliates under Section 4980B of the Code so that neither the Seller nor its Affiliates shall incur any tax under Section 4980B or liability under
         Part 6 of Title I of ERISA with respect to the Benefit Plans for continuation coverage after the Closing Date (whether such obligation arises on account of qualifying events occurring before, on or after the Closing Date).

              (b) Purchaser agrees that for all purposes of the Benefit Plans and any Purchaser Benefit Plans under which a Hired Employee's benefit depends, in whole or in part, on length of service, Hired Employees shall be credited as of the Closing Date with service equal to the service credited to them for such purposes under the comparable plan, program or arrangement of Seller.

              (c) Purchaser agrees that Hired Employees and any qualified beneficiaries who are receiving or entitled to receive continuation coverage pursuant to section 4980B(f) of the Code under any Benefit Plan on the Closing Date shall be given credit for deductibles, co-payments or out-of pocket expenses already incurred by such individuals in respect of the plan year in which the Closing Date occurs to the extent that they participate in any Benefit Plans or Purchaser Benefit Plans following the Closing Date. Purchaser shall waive any preexisting condition restriction or waiting period limitation under any Purchaser Benefit Plans with respect to the Hired Employees to the extent that such condition or limitation was waived under the terms of the corresponding Benefit Plan or to the extent that the Hired Employee or his eligible dependents have satisfied any similar waiting period limitation under a corresponding Benefit Plan.


                                  ARTICLE XII

                                    CLOSING

         XII.1 Closing. (a) The Closing shall take place at the offices of Mayer, Brown & Platt, 190 S. LaSalle Street, Chicago, Illinois 60603, at 10:00 a.m. on April 30, 1999 or at such other place, time and date as Seller and Purchaser may mutually agree. All business activity related to the Business and the Assets immediately before and up to the Closing shall be attributable to Seller. Seller's ownership of the Purchased Assets shall be deemed to cease immediately prior to the Closing. All business activity related to the Business and the Assets immediately after the Closing shall be attributable to Purchaser.

         (b) The transactions contemplated by this Agreement shall not be consummated unless and until the necessary waiting period with respect to filings under the HSR Act has expired or shall have been earlier terminated, and such consummation shall be permitted to occur without violation of the HSR Act. If such conditions have not been met on the Closing Date, the Parties shall execute and deliver an escrow agreement in a form mutually acceptable to Purchaser and Seller (the "Closing Escrow Agreement") and, pursuant to the Closing Escrow Agreement, (a) Purchaser shall deliver the Purchase Price to the Closing Escrow Agent, (b) the transactions referred to in Section 3.2 may be deferred until the termination of the Closing Escrow Agreement, and (c) each party shall deliver to the Closing Escrow Agent all other closing documents which otherwise would have been delivered to the other party pursuant to this Agreement.

         XII.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

              (a) The Assignment and Assumption Agreement duly executed by
         Seller;

              (b) A bill of sale in the form set forth in Exhibit E duly executed by Seller;

              (c) A certificate of the secretary of Seller certifying resolutions of the board of directors and of the shareholders of Seller approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller);

              (d) An opinion, dated as of the date of the Closing, of Mayer, Brown & Platt, special counsel to Seller, to the effect noted on Exhibit F;

              (e) An assignment of Real Property Leases, duly executed by Seller; and

              (f) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Related Agreements.

         XII.3 Deliveries by Purchaser. At the Closing, Purchaser shall make the payment described in Section 3.1 and deliver to Seller the following:

              (a) The Assignment and Assumption Agreement duly executed by Purchaser.

              (b) A certificate of the secretary of Purchaser certifying resolutions of the board of directors of Purchaser approving and authorizing this Agreement and its Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchaser);

              (c) An opinion, dated as of the date of the Closing, of Brian A. Meyer, general counsel of Guarantor, to the effect noted on Exhibit G; and

              (d) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Related Agreements.


                                  ARTICLE XIII

                                  TERMINATION

         XIII.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

              (a) With the mutual written consent of Seller and Purchaser;

              (b) By Purchaser, if there shall have been a material breach of any representation or warranty of Seller hereunder or under any of its Related Agreements and the falsity, inaccuracy or incorrectness of such representation or warranty would reasonably be expected to have a Material Adverse Effect or a material breach of any covenant of Seller hereunder or under any of its Related Agreements, and in any case such breach shall not have been remedied within thirty (30) days after receipt by Seller of a notice in writing from Purchaser specifying the breach and requesting such be remedied;

              (c) By Seller, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder or under any of its Related Agreements, and such breach shall not have been remedied within thirty (30) days after receipt by Purchaser of notice in writing from Seller specifying the breach and requesting such be remedied; or

              (d) By Seller or Purchaser, if the Closing shall not have taken place on or before April 30, 1999; provided, that the right to terminate this Agreement under this Section 13.1(d) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

         In the event of any termination pursuant to this Section 13.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party.

         XIII.2 Effect of Termination. If this Agreement is terminated pursuant to Section 13.1, all obligations and liabilities of the parties hereunder shall terminate, except for the obligations and liabilities set forth in Sections 4.14, 6.7, 8.3, 16.1, 16.8, and 16.12, which shall survive the termination of this Agreement. If the Agreement is terminated pursuant to Section 13.1(b), Purchaser shall be entitled to pursue all legal and equitable remedies against Seller and the Shareholders including specific performance. If the Agreement is terminated pursuant to Section 13.1(c), Seller and the Shareholders shall be entitled to pursue all legal and equitable remedies against Purchaser including specific performance.


                                  ARTICLE XIV

                                INDEMNIFICATION

         XIV.1 Survival. The representations and warranties of the parties hereto contained herein or in any Related Agreement or in any document delivered at the Closing shall survive the Closing for a period of one (1) year except for representations and warranties set forth in Sections 4.10, 4.15 and 4.16, which shall survive for the applicable statute of limitations. The covenants and obligations of the parties hereto contained herein or in any Related Agreement or in any document delivered at the Closing shall survive the Closing, except that no claim regarding a breach of any covenant or obligation contained herein occurring prior to the Closing (a "Pre-Closing Covenant Breach") shall be first asserted after one (1) year following the Closing Date. Neither Purchaser nor Seller shall have any liability with respect to any such claim first asserted thereafter.

         XIV.2 Indemnification by Seller and Shareholders. Subject to the provisions set forth in Section 14.4, each of the Shareholders, severally and not jointly, and Seller agrees to indemnify Purchaser and its Affiliates (each a "Purchaser Indemnified Party") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them arising out of or in connection with any of the following:

              (a) any breach of or any inaccuracy in any representation or warranty made by Seller or Shareholders in this Agreement or any Related Agreement or any document delivered by Seller or Shareholders at the Closing; provided, that a notice of the Purchaser Indemnified Party's claim shall have been given to Seller not later than the close of business on the first anniversary of the Closing Date; or

              (b) any breach of or failure by Seller or Shareholders to perform any covenant or obligation of Seller or Shareholders set forth in this Agreement or any Related Agreement or any document delivered by Seller or Shareholders at the Closing; provided, that in the case of Pre-Closing Covenant Breaches, a notice of the Purchaser Indemnified Party's claim shall have been given to Seller not later than the close of business on the first anniversary of the Closing Date; or

              (c) the Retained Obligations; or

              (d) noncompliance with Laws applicable to the bulk sale or transfer of the Purchased Assets.

Notwithstanding anything in this Agreement to the contrary, no Shareholder shall be liable or responsible for more than his Pro-Rata Share of any Loss. For purposes of this Agreement, the Shareholders' respective "Pro-Rata Share" shall be as follows: Patterson, 76%; Martin, 14%; and Harris, 10%.

         XIV.3 Indemnification by Purchaser. Subject to the provisions set forth in Section 14.4, Purchaser agrees to indemnify Seller, the Shareholders and their respective Affiliates (each a "Seller

Indemnified Party") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them arising out of or in connection with any of the following:

              (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; provided, that a notice of the Seller Indemnified Party's claim shall have been given to Purchaser not later than the close of business on the first anniversary of the Closing Date.

              (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set forth in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; provided, that in the case of Pre-Closing Covenant Breaches, a notice of the Seller Indemnified Party's claim shall have been given to Purchaser not later than the close of business on the first anniversary of the Closing Date; or

              (c) the Assumed Obligations or other debts, claims, obligations or other liabilities relating to or arising out of the ownership or operation of the Assets or the Business after the Closing Date.

         XIV.4 Limitations on Indemnification.

              (a) Neither Seller nor any Shareholder shall have any liability pursuant to Section 14.2(a) unless the aggregate amount of Losses incurred or suffered by the Purchaser Indemnified Parties from such breaches or inaccuracies exceeds $100,000, after which Seller and the Shareholders (severally and only to the extent of their respective Pro-Rata Shares of any such Loss) shall be liable for all Losses without regard to such $100,000 limitation. Notwithstanding anything contained herein to the contrary, for purposes of determining whether any Losses have been incurred, or the amount of any such Losses, the representations, warranties and agreements hereunder will be considered without regard to any materiality qualification set forth therein and damages of less than $5,000 for an individual occurrence shall not count towards the $100,000 threshold amount. In addition, Seller and the Shareholders shall have no liability pursuant to
         Section 14.2(a) for Losses in excess of an aggregate amount of $10 million; and no Shareholder shall have any liability in excess of his Pro-Rata Share of $10 million. The liability of Seller and the Shareholders pursuant to Section 14.2 shall first (but not exclusively) be satisfied out of the Holdback Amount.

              (b) Purchaser shall not have any liability pursuant to Section 14.3(a) unless the aggregate amount of Losses incurred or suffered by the Seller Indemnified Parties from such breaches or inaccuracies exceeds $100,000, after which Purchaser shall be liable for all Losses without regard to such $100,000 limitation. Notwithstanding anything contained herein to the contrary, for purposes of determining whether any Losses have been incurred, or the amount of any such Losses, the representations, warranties and agreements hereunder will be considered without regard to any materiality qualification set forth therein and damages of less than $5,000 for an individual occurrence shall not count towards the $100,000 threshold amount.

         XIV.5 Claims. As soon as is possible after becoming aware of a claim for indemnification under this Agreement not involving any claim, or the commencement of any suit, action or proceeding, of the type described in
Section 14.6, but in any event within thirty (30) days after first becoming aware of such claim, the Indemnified Person shall give written notice to the Indemnifying Person of such claim (which notice shall specify the facts alleged to constitute a breach and the representations, warranties, covenants or obligations alleged to have been breached and shall specify the amount the Indemnified Person seeks hereunder from the Indemnifying Person); provided, that the failure of the Indemnified Person to give notice within such thirty-day period shall not relieve the Indemnifying Person of its obligations under this Article XIV unless the Indemnifying Person can prove actual prejudice thereby.

         XIV.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall as soon as possible (and in any event within ten
(10)days after receiving notice thereof) give written notice to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided, that the failure of the Indemnified Person to give notice within such ten-day period shall not relieve the Indemnifying Person of its obligations under this Article XIV unless the Indemnifying Person can prove actual prejudice thereby. The Indemnifying Person may, at its own expense (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person, assume the defense thereof with counsel of its choice. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         XIV.7 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 14.6 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) no money damages, obligation, restriction or other Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (ii) the Indemnified Person will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and will give the Indemnifying Person at least thirty (30) Business Days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding.

         XIV.8 Knowledge. Notwithstanding anything contained herein to the contrary, no party shall have any liability for any breach of or inaccuracy in any representation or warranty by such party, if the other party had Knowledge on or before the Closing Date of the facts as a result of which such representation or warranty was breached or inaccurate unless the party with such Knowledge informed the other party of such facts and allowed such party a reasonable opportunity to cure such breach or inaccuracy and such breach or inaccuracy was not cured within such reasonable period.

         XIV.9 Exclusive Remedy. From and after the Closing, the provisions of this Article XIV shall be the sole and exclusive remedies of the Purchaser Indemnified Parties and the Seller Indemnified Parties for any breach of or inaccuracy in any representation or warranty, or any breach of or failure to perform any covenant or obligation, set forth in this Agreement or any Related Agreement or any document delivered at the Closing, or for any other matter or claim arising under or in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby, except in the case of fraud or as set forth in Section 15.5.

         XIV.10 Effect on Purchase Price of Indemnity Payments. Any amounts payable under Section 14.2 or Section 14.3 shall be treated by Purchaser and Seller as an adjustment to the Purchase Price of the Purchased Assets consistent with Section 3.3.


                                   ARTICLE XV

                            NONCOMPETITION AGREEMENT

         XV.1 Noncompetition; Seller and Patterson. As an inducement to Purchaser to enter into this Agreement, Seller and Patterson agree that, for a period of five (5) years after the Closing Date, neither Seller nor Patterson shall, directly or indirectly,

         (a) own, manage, control or be employed by (in any management, sales or consulting capacity) any Person (except for Purchaser or an Affiliate of Purchaser) that, directly or indirectly, engages in the Business in North America and Europe. Nothing herein shall prohibit Seller or Patterson from owning up to an aggregate of 5% of the outstanding capital stock of any publicly traded Person engaged in the Business, so long as neither Seller nor Patterson actively participates in the Business conducted by such Person;

         (b) solicit or attempt to divert or remove from Purchaser any person which is, or during the two (2) years preceding the Closing Date has been, a customer of Seller or suggest to any such customer that the business it does with Purchaser be reduced or placed with any other person; or

         (c) solicit any Hired Employee or other employee of Purchaser or any of its Affiliates to terminate employment with such entity, or individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by Purchaser or an Affiliate thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

         XV.2 Noncompetition; Martin. As an inducement to Purchaser to enter into this Agreement, Martin agrees that, for a period of three (3) years after the Closing Date, he shall not, directly or indirectly,

         (a) own, manage, control or be employed by (in any management, sales or consulting capacity) any Person (except for Purchaser or an Affiliate of Purchaser) that, directly or indirectly, engages in the Business in North America and Europe. Nothing herein shall prohibit Martin from owning up to an aggregate of 5% of the outstanding capital stock of any publicly traded Person engaged in the Business, so long as Martin does not actively participate in the Business conducted by such Person;

         (b) solicit or attempt to divert or remove from Purchaser any person which is, or during the two (2) years preceding the Closing Date has been, a customer of Seller or suggest to any such customer that the business it does with Purchaser be reduced or placed with any other person; or


         (c) solicit any Hired Employee or other employee of Purchaser or any of its Affiliates to terminate employment with such entity, or individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by Purchaser or an Affiliate thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

Notwithstanding anything herein to the contrary, if Martin's employment with Purchaser is terminated (other than for Cause) or if Martin terminates his employment for Good Cause, Martin's obligations pursuant to this Section 15.2 shall cease and be of no further effect as of such termination date. As used in this Section 15.2, the terms "Cause" and "Good Cause" shall have the meanings given such term in the Martin Employment Agreement.

         XV.3 Noncompetition; Harris. As an inducement to Purchaser to enter into this Agreement, Harris agrees that, for a period of three (3) years after the Closing Date, he shall not, directly or indirectly,

         (a) own, manage, control or be employed by (in any management, sales or consulting capacity) any Person (except for Purchaser or an Affiliate of Purchaser) that, directly or indirectly, engages in the Business in North America and Europe. Nothing herein shall prohibit Harris from owning up to an aggregate of 5% of the outstanding capital stock of any publicly traded Person engaged in the Business, so long as Harris does not actively participate in the Business conducted by such Person;

         (b) solicit or attempt to divert or remove from Purchaser any person which is, or during the two (2) years preceding the Closing Date has been, a customer of Seller or suggest to any such customer that the business it does with Purchaser be reduced or placed with any other person; or

         (c) solicit any Hired Employee or other employee of Purchaser or any of its Affiliates to terminate employment with such entity, or individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by Purchaser or an Affiliate thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

Notwithstanding anything herein to the contrary, if Harris's employment with Purchaser is terminated (other than for Cause) or if Harris terminates his employment for Good Cause, Harris's obligations pursuant to this Section 15.3 shall cease and be of no further effect as of such termination date. As used in this Section 15.3, the terms "Cause" and "Good Cause" shall have the meanings given such term in the Harris Employment Agreement.

         XV.4 Enforcement. If, at the time of any enforcement of this Article XV, a court shall hold that the duration, scope, area or other restrictions set forth in this Article XV are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

         XV.5 Specific Performance. Seller acknowledges that in the event of breach by it of any of the provisions of this Article XV, money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to the rights and remedies set forth in Article XIV, to enforce its rights and Seller's obligations under this Article XV by an action or actions for specific performance, injunction and/or other equitable relief.


                                  ARTICLE XVI

                                 MISCELLANEOUS

         XVI.1 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Purchaser shall pay (or, if Seller has paid, reimburse Seller for) (a) any filing fee required under the HSR Act in connection with the transactions contemplated hereby, and (b) all sales, use and similar Taxes, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets.

         XVI.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser, Seller and each of the Shareholders.

         XVI.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) one (1) Business Day after the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed by telephone) or
(c) five (5) Business Days after being deposited in the mail, certified or registered, postage prepaid:

         If to Seller or William A. Patterson Jr., addressed as follows:

                 INTERNATIONAL TRAVEL SERVICE, INC.
                 225 Old Farm Road
                 Northfield, Illinois 60093
                 Attention: William A. Patterson Jr.
                 Telephone No.: (847)446-9593
                 Facsimile No.: (847) 446-3035
                 with copies to:

                 MAYER, BROWN & PLATT
                 190 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention: Richard S. Millard, Esq.
                 Telephone No.: (312) 701-7161
                 Facsimile No.: (312) 701-7711

         If to Stephen T. Martin, addressed as follows:

                 2815 Seminole
                 Ivanhoe, Illinois 60060
                 Telephone No.: (847) 949-2473

                 with copies to:

                 MAYER, BROWN & PLATT
                 190 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention: Richard S. Millard, Esq.
                 Telephone No.: (312) 701-7161
                 Facsimile No.: (312) 701-7711

         If to Edward A. Harris, addressed as follows:

                 2547 Walters Avenue
                 Northbrook, Illinois 60062-4444
                 Telephone No.: (847) 498-4466

                 with copies to:

                 MAYER, BROWN & PLATT
                 190 South LaSalle Street
                 Chicago, Illinois 60603
                 Attention: Richard S. Millard, Esq.
                 Telephone No.: (312) 701-7161
                 Facsimile No.: (312) 701-7711

         If to Purchaser or Guarantor, addressed as follows:

                 THE OFFICIAL INFORMATION COMPANY 250 West 57th St., Suite 2421 New York, New York 10019
                 Attention: Brian A. Meyer, General Counsel
                 Telephone No.: (212) 247-5153
                 Facsimile No.: (212) 247-0026

                 with copies to:

                 Minkin & Snyder
                 3060 Peachtree Road, Suite 1100
                 Atlanta, GA 30305
                 Attention:  Stacey Gallant, Esq.
                 Telephone No.: (404) 261-8000
                 Facsimile No.: (404) 233-5824

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         XVI.4 Payments in Dollars. Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made in U.S. Dollars in same day or immediately available funds, without any set off, deduction or counterclaim whatsoever.

         XVI.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         XVI.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no assignment of any rights or obligations shall be made by Seller without the written consent of Purchaser or by Purchaser without the written consent of Seller, in each case which will not be unreasonably withheld, except that without such consent (a) each of Seller and Purchaser may assign its rights and obligations hereunder to any successor entity in a merger of Seller or Purchaser, respectively, into such successor entity and (b) Purchaser may assign its rights and obligations to an Affiliate and may collaterally assign its rights hereunder to its lenders; provided further, that no assignment pursuant to this Section 16.6 shall relieve either party from any obligations hereunder.

         XVI.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         XVI.8 Publicity. At all times prior to the Closing Date, whether or not the Closing occurs, no press release or other public announcement or publicity regarding the existence of this Agreement or its contents or the transactions contemplated hereby shall be made by Purchaser or Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior approval of Purchaser and Seller, in any case, as to form, content, timing and manner of distribution and publication; provided, that nothing in this Section 16.8 shall prohibit any party from (a) making any public announcement required by Law or the rules of any stock exchange so long as such party consults the other party as to the form, content, timing and manner of distribution and publication, (b) enforcing its rights hereunder or
(c) disclosing this Agreement or its contents or the transactions contemplated hereby to those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of the transactions contemplated hereby; and provided, further, that nothing in this Section 16.8 shall prohibit Seller from disclosing to Employees the existence of this Agreement or its contents applicable to Employees. Notwithstanding anything herein to the contrary, neither Purchaser nor Seller (or any of their respective Affiliates, officers, directors, employees, representatives or agents) shall make any such press release or other public announcement or publicity (including, without limitation, in any filing with the Securities and Exchange Commission or any stock exchange) prior to March 29, 1999. After the Closing Date, Purchaser shall not make any references to Seller or any of its Affiliates in conjunction with references to this Agreement, its contents, the transactions contemplated hereby, Seller's past operation of the Business or Seller's past ownership of the Purchased Assets, except to identify Seller as the past operator of the Business and the past owner of the Purchased Assets.

         XVI.9 Further Assurances. Upon the reasonable request of Purchaser, Seller will on and after the Closing Date execute and deliver to Purchaser such other deeds, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of Seller's title, right and interest in and to each of the Purchased Assets, and to otherwise carry out the purposes of this Agreement.

         XVI.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         XVI.11 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, except that the Confidentiality Agreement, dated December 8, 1998, between Guarantor and Seller, shall remain in full force and effect.

         XVI.12 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

         XVI.13 Choice of Forum. Purchaser and Seller agree that any suit or action or proceeding brought by either party against the other party to this Agreement in connection with or arising out of this Agreement shall be brought solely in the Federal Courts of the Northern District of Illinois or, if such court lacks jurisdiction, in the Circuit Court of Lake County, Illinois.

         XVI.14 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED AGREEMENT, THE SUBJECT MATTER HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         XVI.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         XVI.16 Remittances. All remittances, payments, mail and other communications relating to the Purchased Assets or the Assumed Obligations received by Seller at any time after the Closing Date shall be promptly turned over to Purchaser by Seller. All remittances, payments, mail and other communications relating to the Retained Obligations received by Purchaser at any time after the Closing Date shall be promptly turned over to Seller by Purchaser.

         XVI.17 Bulk Sales. Purchaser hereby waives compliance by Seller with the provisions of the laws of any jurisdiction relating to the bulk sale or transfer of assets that may be applicable to the transfer of the Purchased Assets and Seller shall indemnify Purchaser for any Losses to Purchaser resulting from such noncompliance in accordance with Section 14.2.

         XVI.18 Schedules. The Schedules attached hereto reflect the material supplied to Purchaser by Seller. Any information disclosed pursuant to any Schedule hereto shall be deemed to be disclosed to Purchaser for purposes of another schedule or schedules if it is reasonably apparent that such information applies to such other schedule or schedules. Seller may, from time to time prior to the date that is three (3) Business Days before the Closing, by notice to Purchaser in accordance with the terms of this Agreement, supplement or amend any Schedule, including one or more supplements or amendments to correct any matter that would constitute a breach of any representation, warranty, covenant or obligation contained herein. No such supplement or amendment to any Schedule shall be deemed to cure any breach for purposes of Section 9.1. Seller may cure such breach by reducing the Purchase Price in an amount equal to the Losses to Purchaser caused by such breach or by making payment to a third party or taking other action to discharge the Losses; provided, the cure of breaches provided herein shall only be available to the extent such Losses are less than $250,000. All references to any Schedule hereto that is supplemented or amended as provided in this Section 16.18 shall for all purposes (except as provided in the immediately preceding sentence) be deemed to be a reference to such Schedule as so supplemented or amended.

         XVI.19 Disclaimer of Warranties. Purchaser acknowledges that it has had sufficient opportunity to make whatever investigation it has deemed necessary and advisable for the purposes of determining whether or not to enter into this Agreement and acknowledges and agrees that, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS CONTAINED IN THIS AGREEMENT, PURCHASER IS ACQUIRING THE PURCHASED ASSETS IN RELIANCE UPON ITS OWN INVESTIGATION AND ON AN "AS IS, WHERE IS" BASIS AND WITHOUT RECOURSE AND
WITHOUT ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER IMPLIED OR EXPRESS WARRANTIES WHATSOEVER. Purchaser acknowledges and agrees that none of Seller, any Shareholder or any of their respective Affiliates (or any representatives of any of the foregoing) has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Seller, any Shareholder or any of their respective Affiliates or representatives to Purchaser, any of its Affiliates or their representatives (including the Confidential Information Memorandum dated November 1998) or any information that is not included in this Agreement or the Schedules hereto, and none of Seller, any Shareholder or any of their respective Affiliates or representatives will have or be subject to any liability to Purchaser, any of its Affiliates or their representatives resulting from the distribution of any such information (that is not included in this Agreement or the Schedules hereto) to, or the use of any such information (that is not included in this Agreement or the Schedules hereto) by, Purchaser, any of its Affiliates or any of their representatives.


                                  ARTICLE XVII

                                    GUARANTY

         XVII.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Seller and the Shareholders the due and punctual payment and performance of all liabilities and obligations of Purchaser to Seller and the Shareholders under this Agreement and the Related Agreements. This guaranty of Guarantor is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon an attempt to collect from or enforce performance or compliance by Purchaser or upon any other event, contingency or circumstance whatsoever. This guaranty is solely for the benefit of the Seller and the Shareholders and not for the benefit of any third party.



                                     * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                            INTERNATIONAL TRAVEL SERVICE, INC.



                            By:___________________________________

                            Name:

                            Title:


                            ____________________________________
                            William A. Patterson Jr.


                            ____________________________________
                            Stephen T. Martin


                            ____________________________________
                            Edward A. Harris



                            THE OFFICIAL INFORMATION COMPANY


                             By:__________________________________

                             Name:

                             Title:


                             TOIC ACQUISITION, LLC


                             By:__________________________________

                             Name:

                             Title: